POWER OF ATTORNEY


	I, John Koerwer hereby authorize and designate:
-	Monica M. Gaudiosi, Vice President and General Counsel, Secretary
-	Jessica A. Milner, Vice President, Law and Assistant Secretary
-	Pamela A. Meredith, Senior Counsel and Assistant Secretary
-	Joshua T. Samples, Counsel

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form ID application to obtain EDGAR filing codes, a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms 5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the "SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position as an officer of UGI Corporation and its affiliates. The duration of this authorization shall be coextensive with my reporting obligations as a present or former officer of UGI Corporation and its affiliates under Section 16 of the Act.

September 30, 2021               /s/ John Koerwer
Date                             Name:  John Koerwer